NEWS RELEASE

The Andersons, Inc. Reports Third Quarter Results

MAUMEE, OHIO, November 3, 2020 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the third quarter ended September 30, 2020.

Third Quarter Highlights:

•Company reported a net loss attributable to The Andersons of $1.1 million, or $0.03 per diluted share, and adjusted net loss of $2.4 million, or $0.07 per diluted share.
•Adjusted EBITDA attributable to the company was $46.2 million for the quarter, up 21 percent year over year.
•Trade reported pretax income of $5.9 million and adjusted pretax income of $6.9 million on improved merchandising results.
•Ethanol reported pretax income attributable to the company of $1.1 million as margins improved

"We continued to make good progress during the quarter toward reaching our vision to be the most nimble and innovative ag supply chain company in North America,” said President and CEO Pat Bowe. "The integration of Trade and Ethanol is going well and is being modeled after the successful integration of Lansing Trade Group last year. While we will always be vigilant about costs, we are looking forward to placing more emphasis on profitable growth and extraordinary customer service in 2021 and beyond."

"Our results for the third quarter were solid in light of the current economic environment," continued Bowe. "Trade, Ethanol and Plant Nutrient all recorded improved results year over year. Trade led the way with better merchandising income as the fall harvest got off to a good start. Ethanol's results were much improved, notwithstanding large non-cash mark-to-market charges. Plant Nutrient's results improved substantially year over year in a quarter in which that business is usually seasonally weak. Finally, Rail continued to feel the negative impacts of weak railcar demand."

$ in millions, except per share amounts
	Q3 2020	Q3 2019	Variance	YTD 2020	YTD 2019	Variance
Pretax Income (Loss) Attributable to the Company[1]	$(5.8)	$(11.4)	$5.6	$(26.7)	$10.0	$(36.7)
Adjusted Pretax Income (Loss) Attributable to the Company[1]	(1.6)	(8.9)	7.3	(17.8)	27.3	(45.1)
Trade	6.9	0.4	6.5	(0.4)	20.0	(20.4)
Ethanol[1]	1.1	1.1	—	(22.0)	7.8	(29.8)
Plant Nutrient	(5.4)	(7.4)	2.0	12.8	4.5	8.3
Rail	(0.1)	3.1	(3.2)	3.5	10.6	(7.1)
Other	(4.1)	(6.1)	2.0	(11.8)	(15.6)	3.8
Net Income (Loss) Attributable to the Company[1]	(1.1)	(4.2)	3.1	(8.3)	11.7	(20.0)
Adjusted Net Income (Loss) Attributable to the Company[1]	(2.4)	(2.3)	(0.1)	(16.4)	24.7	(41.1)
Diluted EPS	(0.03)	(0.13)	0.10	(0.25)	0.35	(0.60)
Adjusted Diluted EPS	(0.07)	(0.07)	—	(0.50)	0.74	(1.24)
EBITDA	55.3	35.1	20.2	131.9	151.7	(19.8)
Adjusted EBITDA Attributable to the Company	$46.2	$38.2	$8.0	$131.6	$170.2	$(38.6)
1 Reflects amounts attributable to the company and excludes income attributable to the noncontrolling interests of $3.3 in Q3 2020 and losses attributable to the noncontrolling interests of $1.6 in Q3 2019, $20.6 for year-to-date 2020 and $2.3 for year-to-date 2019. See non-GAAP reconciliations in the accompanying tables.

Liquidity and Cash Management

“We continued to generate strong operating cash flows and manage capital expenditures during the third quarter,” said Executive Vice President and CFO Brian Valentine. “We were able to reduce total long-term debt by more than $60 million. We remain very focused on overall liquidity, including expense and cash management."

In addition to the $30 million in 2020 expense reductions announced in May, about half of which it expects to be permanent, the company also anticipates that the business restructuring announced in August will result in further annual general and administrative cost reductions of approximately $10 million beginning in early 2021.

The company has spent $69 million net of proceeds from asset sales on capital projects through September and still expects to spend approximately $100 million in 2020 after averaging more than $200 million over the last three years. This reduction prudently preserves working capital and supports the company's continued strong financial position.

Third Quarter Segment Overview

Trade Records Higher Results Driven by Improved Merchandising Income

The Trade segment recorded improved pretax income of $5.9 million and adjusted pretax income of $6.9 million for the quarter compared to a pretax loss of $2.1 million and adjusted pretax income of $0.4 million in the third quarter of 2019. The difference in reported and adjusted income in both periods was attributable to stock compensation expense associated with the 2019 acquisition of Lansing Trade Group.

A large majority of the year-over-year improvement came from commodity merchandising, which earned pretax income that was more than 80 percent higher year over year. The performance of the segment's assets improved due to strong corn and soybean sales despite earning less income from wheat. The business also continued to benefit from the successful integration of Lansing and Thompsons Limited, portfolio optimization and other cost-cutting efforts.

Trade’s third quarter adjusted EBITDA was $22.3 million, up approximately 8 percent over third quarter 2019 adjusted EBITDA of $20.7 million.

While merchandising opportunities continue to be good, the resulting income will not likely fully offset the lack of carry in the corn and soybean markets into 2021 due to the significant increase in futures prices and narrowing spreads since early August.

Ethanol Remains Profitable on Improved Margins Despite Mark-to-Market Charge

The Ethanol segment reported pretax income attributable to the company of $1.1 million in the third quarter compared to the similar amount it earned in the same period in 2019.

Improved crush margins were the primary driver of significantly improved performance by the group's five plants. However, the segment recorded a non-cash mark-to-market charge of $6.2 million due to increases in corn and DDG prices late in the quarter.

Production volumes in the quarter were higher year over year due to higher yields at the The Andersons Marathon Holdings (TAMH) plants and ELEMENTTM operating for the entire quarter. Board crush margins were roughly 12 cents higher than in the third quarter of 2019. The third-party ethanol trading business also posted comparatively better results due to improved margins and higher volumes.

Ethanol recorded EBITDA attributable to the company of $11.1 million in the third quarter of 2020, up from 2019 third quarter EBITDA attributable to the company of $3.9 million. The results of three of the five ethanol plants were not consolidated in 2019.

Plant Nutrient Results Improve; Rail Breaks Even

The Plant Nutrient segment improved its results year over year, recording a pretax loss of $5.4 million in the third quarter compared to a pretax loss of $7.4 million in the same period of the prior year. This was the sixth consecutive quarter that the segment posted improved year-over-year results. Plant Nutrient’s current quarter EBITDA was $2.2 million compared to 2019 third quarter EBITDA of $0.9 million. While tons sold were unchanged, the improvement was driven by slightly better margin per ton and continued disciplined working capital and expense management.

Rail recorded a third quarter pretax loss of $0.1 million compared to $3.1 million of pretax income in the same period of the prior year. Its third quarter 2020 EBITDA was $12.5 million compared to its third quarter 2019 EBITDA of $16.1 million. The leasing business accounted for the majority of the shortfall due to lower lease rates and fleet utilization year over year; repair revenues and margins also fell.

Provision for Income Taxes Includes CARES Act Benefits

The company’s income tax provision included additional CARES Act tax benefits of approximately $4.5 million, or $0.14 per diluted share in the current quarter and now totals benefits of approximately $14.8 million, or $0.45 per diluted share, year to date. As with the impacts of the Tax Cuts and Jobs Act of 2017 and CARES Act benefits recognized in the first half of 2020, the company has excluded the current quarter benefits from its adjusted net income. This quarter's additional benefits are expected to result in cash refunds of nearly $8 million, bringing the total expected CARES Act refunds to approximately $39 million. In addition, the company’s reported effective income tax rate is substantially impacted by the income or loss earned by the noncontrolling interests and may result in highly variable effective tax rates in future periods.

Conference Call

The company will host a webcast on Wednesday, November 4, 2020, at 11 a.m. Eastern Standard Time, to discuss its performance and provide its updated outlook for 2020 and its preliminary views for 2021. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 6386433). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://edge.media-server.com/mmc/p/yn8hngoo. Complete the four fields as directed and click Submit. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Investor Day

The company will hold its investor day on the morning of Tuesday, December 8, 2020 and present it in a virtual format.

Sustainability Review

The company has recently published a 2020 sustainability review. It can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, the COVID-19 pandemic and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income attributable to The Andersons, adjusted pretax income attributable to the company, net income attributable to the company, adjusted net income attributable to the company, adjusted diluted earnings per share, EBITDA and adjusted EBITDA attributable to the company provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income, net income or net income per share as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

Founded in 1947 in Maumee, Ohio, The Andersons, Inc. (Nasdaq: ANDE) is a diversified company rooted in agriculture that conducts business in the commodity trading, ethanol, plant nutrient and rail sectors. Guided by its Statement of Principles, The Andersons strives to provide extraordinary service to its customers, help its employees improve, support its communities and increase the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
John Kraus
Director, Investor Relations
Phone: 419-891-6544
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Sales and merchandising revenues	$1,922,233	$1,982,755	$5,665,519	$6,284,588
Cost of sales and merchandising revenues	1,820,398	1,873,614	5,394,288	5,905,055
Gross profit	101,835	109,141	271,231	379,533
Operating, administrative and general expenses	98,219	107,118	293,415	327,385
Asset impairment	—	—	—	3,081
Interest expense, net	10,569	13,975	37,983	45,613
Other income, net:
Equity in earnings (loss) of affiliates, net	20	(3,728)	228	(2,367)
Other income, net	4,434	2,598	12,697	6,649
Income (loss) before income taxes	(2,499)	(13,082)	(47,242)	7,736
Income tax benefit	(4,714)	(7,212)	(18,378)	(1,657)
Net income (loss)	2,215	(5,870)	(28,864)	9,393
Net income (loss) attributable to the noncontrolling interests	3,273	(1,633)	(20,583)	(2,265)
Net income (loss) attributable to The Andersons, Inc.	$(1,058)	$(4,237)	$(8,281)	$11,658

Per common share:
Basic earnings (loss) attributable to The Andersons, Inc. common shareholders	$(0.03)	$(0.13)	$(0.25)	$0.36
Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$(0.03)	$(0.13)	$(0.25)	$0.35

The Andersons, Inc.
Reconciliation to Adjusted Net Income (unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019
Net income (loss) attributable to The Andersons, Inc.	$(1,058)	$(4,237)	$(8,281)	$11,658
Items impacting other income, net of tax:
One time acquisition costs	—	(23)	—	5,849
Transaction related stock compensation	912	2,577	3,260	7,339
Asset impairment	—	—	—	3,081
Loss from remeasurement of equity method investments	—	—	—	1,073
Severance costs	3,222	—	5,563	—
Income tax impact of adjustments (a)	(5,511)	(638)	(16,962)	(4,335)
Total adjusting items, net of tax	(1,377)	1,916	(8,139)	13,007
Adjusted net income (loss) attributable to The Andersons, Inc.	$(2,435)	$(2,321)	$(16,420)	$24,665

Diluted earnings (loss) attributable to The Andersons, Inc. common shareholders	$(0.03)	$(0.13)	$(0.25)	$0.35

Impact on diluted earnings (loss) per share	$(0.04)	$0.06	$(0.25)	$0.39
Adjusted diluted earnings (loss) per share	$(0.07)	$(0.07)	$(0.50)	$0.74
(a) Income tax adjustments include $(4.5) million and $(14.8) million due to CARES Act benefits and certain discrete items in the current quarter and year to date.

The Andersons, Inc.
Condensed Consolidated Balance Sheets (unaudited)

(in thousands)	September 30, 2020	December 31, 2019	September 30, 2019
Assets
Current assets:
Cash, cash equivalents and restricted cash	$13,693	$54,895	$21,299
Accounts receivable, net	529,584	536,367	523,110
Inventories	754,604	1,170,536	741,086
Commodity derivative assets - current	140,066	107,863	120,510
Other current assets	102,302	75,681	82,770
Total current assets	1,540,249	1,945,342	1,488,775
Other assets:
Goodwill	135,709	135,360	135,872
Other intangible assets, net	152,214	175,312	181,100
Right of use assets, net	58,108	76,401	70,773
Equity method investments	25,368	23,857	117,348
Other assets, net	23,601	21,753	21,442
Total other assets	395,000	432,683	526,535
Rail Group assets leased to others, net	587,851	584,298	565,746
Property, plant and equipment, net	888,511	938,418	703,396
Total assets	$3,411,611	$3,900,741	$3,284,452

Liabilities and equity
Current liabilities:
Short-term debt	100,405	147,031	138,249
Trade and other payables	641,812	873,081	594,708
Customer prepayments and deferred revenue	49,573	133,585	35,274
Commodity derivative liabilities – current	79,159	46,942	67,606
Current maturities of long-term debt	67,786	62,899	66,899
Accrued expenses and other current liabilities	157,801	176,381	162,749
Total current liabilities	1,096,536	1,439,919	1,065,485
Long-term lease liabilities	38,232	51,091	47,299
Long-term debt, less current maturities	916,087	1,016,248	968,117
Deferred income taxes	163,454	146,155	128,003
Other long-term liabilities	60,075	51,673	64,198
Total liabilities	2,274,384	2,705,086	2,273,102
Total equity	1,137,227	1,195,655	1,011,350
Total liabilities and equity	$3,411,611	$3,900,741	$3,284,452

The Andersons, Inc.
Segment Data (unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended September 30, 2020
Sales and merchandising revenues	$1,432,922	$349,957	$102,707	$36,647	$—	$1,922,233
Gross profit	65,572	11,169	16,496	8,598	—	101,835
Equity in earnings (losses) of affiliates, net	20	—	—	—	—	20
Other income (loss), net	3,114	553	579	588	(400)	4,434
Income (loss) before income taxes	5,941	4,421	(5,387)	(139)	(7,335)	(2,499)
Income attributable to the noncontrolling interests	—	3,273	—	—	—	3,273
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$5,941	$1,148	$(5,387)	$(139)	$(7,335)	$(5,772)
Adjustments to income (loss) before income taxes (b)	912	—	—	—	3,222	4,134
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$6,853	$1,148	$(5,387)	$(139)	$(4,113)	$(1,638)

Three months ended September 30, 2019
Sales and merchandising revenues	$1,515,107	$319,105	$109,446	$39,097	$—	$1,982,755
Gross profit	73,379	8,083	15,851	11,828	—	109,141
Equity in earnings (losses) of affiliates, net	(98)	(3,630)	—	—	—	(3,728)
Other income (loss), net	876	417	510	854	(59)	2,598
Income (loss) before income taxes	(2,122)	(563)	(7,440)	3,137	(6,094)	(13,082)
Loss attributable to the noncontrolling interests	—	(1,633)	—	—	—	(1,633)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(2,122)	$1,070	$(7,440)	$3,137	$(6,094)	$(11,449)
Adjustments to income (loss) before income taxes (b)	2,554	—	—	—	—	2,554
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$432	$1,070	$(7,440)	$3,137	$(6,094)	$(8,895)
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Nine months ended September 30, 2020
Sales and merchandising revenues	$4,162,130	$886,742	$507,445	$109,202	$—	$5,665,519
Gross profit	187,420	(20,829)	75,625	29,015	—	271,231
Equity in earnings (losses) of affiliates, net	228	—	—	—	—	228
Other income (loss), net	6,865	1,465	935	2,543	889	12,697
Income (loss) before income taxes	(3,650)	(42,543)	12,828	3,474	(17,351)	(47,242)
Loss attributable to the noncontrolling interests	—	(20,583)	—	—	—	(20,583)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(3,650)	$(21,960)	$12,828	$3,474	$(17,351)	$(26,659)
Adjustments to income (loss) before income taxes (b)	3,260	—	—	—	5,563	8,823
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$(390)	$(21,960)	$12,828	$3,474	$(11,788)	$(17,836)

Nine months ended September 30, 2019
Sales and merchandising revenues	$4,753,375	$899,137	$508,548	$123,528	$—	$6,284,588
Gross profit	241,444	19,973	75,583	42,533	—	379,533
Equity in earnings (losses) of affiliates, net	(1,843)	(524)	—	—	—	(2,367)
Other income (loss), net	1,705	696	1,647	1,392	1,209	6,649
Income (loss) before income taxes	2,610	5,562	4,534	10,629	(15,599)	7,736
Loss attributable to the noncontrolling interests	—	(2,265)	—	—	—	(2,265)
Income (loss) before income taxes attributable to The Andersons, Inc. (a)	$2,610	$7,827	$4,534	$10,629	$(15,599)	$10,001
Adjustments to income (loss) before income taxes (b)	17,342	—	—	—	—	17,342
Adjusted income (loss) before income taxes attributable to The Andersons, Inc. (a)	$19,952	$7,827	$4,534	$10,629	$(15,599)	$27,343
(a) Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Reconciliation to EBITDA and Adjusted EBITDA
(unaudited)

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Three months ended September 30, 2020
Net income (loss)	$5,941	$4,421	$(5,387)	$(139)	$(2,621)	$2,215
Interest expense (income)	4,380	1,651	1,287	3,716	(465)	10,569
Tax provision (benefit)	—	—	—	—	(4,714)	(4,714)
Depreciation and amortization	11,079	18,282	6,316	8,882	2,710	47,269
Earnings before interest, taxes, depreciation and amortization (EBITDA)	21,400	24,354	2,216	12,459	(5,090)	55,339
EBITDA attributable to non-controlling interests	—	13,250	—	—	—	13,250
EBITDA attributable to The Andersons, Inc.	21,400	11,104	2,216	12,459	(5,090)	42,089
Adjusting items impacting EBITDA:
Transaction related stock compensation	912	—	—	—	—	912
Severance Costs	—	—	—	—	3,222	3,222
Total adjusting items	912	—	—	—	3,222	4,134
Adjusted EBITDA attributable to The Andersons, Inc.	$22,312	$11,104	$2,216	$12,459	$(1,868)	$46,223

Three months ended September 30, 2019
Net income (loss)	$(2,122)	$(563)	$(7,440)	$3,137	$1,118	$(5,870)
Interest expense (income)	7,788	291	1,831	4,211	(146)	13,975
Tax provision (benefit)	—	—	—	—	(7,212)	(7,212)
Depreciation and amortization	12,487	3,716	6,485	8,713	2,849	34,250
Earnings before interest, taxes, depreciation and amortization (EBITDA)	18,153	3,444	876	16,061	(3,391)	35,143
EBITDA attributable to non-controlling interests	—	(483)	—	—	—	(483)
EBITDA attributable to The Andersons, Inc.	18,153	3,927	876	16,061	(3,391)	35,626
Adjusting items impacting EBITDA:
Acquisition costs	(23)	—	—	—	—	(23)
Transaction related stock compensation	2,577	—	—	—	—	2,577
Total adjusting items	2,554	—	—	—	—	2,554
Adjusted EBITDA attributable to The Andersons, Inc.	$20,707	$3,927	$876	$16,061	$(3,391)	$38,180

(in thousands)	Trade	Ethanol	Plant Nutrient	Rail	Other	Total
Nine months ended September 30, 2020
Net income (loss)	$(3,650)	$(42,543)	$12,828	$3,474	$1,027	$(28,864)
Interest expense (income)	16,624	5,908	4,535	12,032	(1,116)	37,983
Tax provision (benefit)	—	—	—	—	(18,378)	(18,378)
Depreciation and amortization	33,478	53,786	19,021	26,670	8,212	141,167
Earnings before interest, taxes, depreciation and amortization (EBITDA)	46,452	17,151	36,384	42,176	(10,255)	131,908
EBITDA attributable to non-controlling interests	—	9,130	—	—	—	9,130
EBITDA attributable to The Andersons, Inc.	46,452	8,021	36,384	42,176	(10,255)	122,778
Adjusting items impacting EBITDA:
Transaction related stock compensation	3,260	—	—	—	—	3,260
Severance Costs	—	—	—	—	5,563	5,563
Total adjusting items	3,260	—	—	—	5,563	8,823
Adjusted EBITDA attributable to The Andersons, Inc.	$49,712	$8,021	$36,384	$42,176	$(4,692)	$131,601

Nine months ended September 30, 2019
Net income (loss)	$2,610	$5,562	$4,534	$10,629	$(13,942)	$9,393
Interest expense (income)	28,740	(1,232)	6,478	12,071	(444)	45,613
Tax provision (benefit)	—	—	—	—	(1,657)	(1,657)
Depreciation and amortization	37,523	7,094	19,778	25,377	8,624	98,396
Earnings before interest, taxes, depreciation and amortization (EBITDA)	68,873	11,424	30,790	48,077	(7,419)	151,745
EBITDA attributable to non-controlling interests	—	(1,073)	—	—	—	(1,073)
EBITDA attributable to The Andersons, Inc.	68,873	12,497	30,790	48,077	(7,419)	152,818
Adjusting items impacting EBITDA:
Acquisition costs	5,849	—	—	—	—	5,849
Transaction related stock compensation	7,339	—	—	—	—	7,339
Asset impairment	3,081	—	—	—	—	3,081
Loss from remeasurement of equity method investment	1,073	—	—	—	—	1,073
Total adjusting items	17,342	—	—	—	—	17,342
Adjusted EBITDA attributable to The Andersons, Inc.	$86,215	$12,497	$30,790	$48,077	$(7,419)	$170,160